Exhibit 10.2

SECOND AMENDMENT TO DEVELOPMENT AND PRODUCTION AGREEMENT

This Second Amendment to the Development and Production Agreement dated August 4, 2020 (the “Second Amendment”) is made and entered into, effective as of December 8th, 2022 (the “Effective Date”), by and between Matrix Industries, Inc., a Delaware Corporation with a place of business at 1440 O’Brien Drive, Suite A-1, Menlo Park, California, USA 94025 (“Company”) and MEDIROM Healthcare Technologies Inc., a Japanese Joint Stock Corporation with a place of business at 2-3-1 Daiba, Minato-ku, Tokyo, Japan 135-0091 (“Customer”). Company and Customer are referred to collectively in this Agreement as the “Parties” or, individually, as a “Party”.

RECITALS:

A.Company and Customer entered into the Development and Production Agreement dated August 4, 2020 (the “Development and Production Agreement”) as amended by a First Amendment dated February 15, 2022 (the “First Amendment”) (collectively, as so amended, the “Agreement”) with respect to the development and production of the “Products” described herein. All capitalized terms that appear in this Second Amendment and are not defined herein shall have the respective meanings ascribed thereto in the Development and Production Agreement.

B.The First Amendment provides for extension of the exclusivity period through December 31, 2022, and the Parties now wish to extend this period for additional two years.

C.The Parties have agreed to extend the exclusivity period through December 31, 2024.

D.The Parties have agreed to execute this Second Amendment in order to amend the Agreement to reflect such extension.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Customer do hereby agree as follows:

1.AMENDMENT OF AGREEMENT.

EXCLUSIVITY PERIOD. Appendix A of the Development and Production Agreement (as amended thereto by the First Amendment) is hereby amended to provide that the exclusivity period shall be extended through December 31, 2024. For clarity, the following sentence of Section 7.a of the Development and Production Agreement is hereby deleted and of no further force or effect.

“Further Customer agrees that Customer’s exclusive rights under Section 2.1 hereof will automatically terminate following the Initial Term.”

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2.MISCELLANEOUS. Except as expressly modified above, all of the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Second Amendment that is executed by a Party and transmitted by that Party to the other Party by facsimile or as an attachment (e.g., in “.tif” or “.pdf” format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that Party’s original signature.

(Signatures appear on the following page.)

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment effective as of the Effective Date first set forth above.

Matrix Industries, Inc.		MEDIROM Healthcare Technologies Inc.

By:		By:
Akram Boukai, Chief Executive Officer		Kouji Eguchi, Chief Executive Officer

Date:	December 8, 2022	Date:	12.8.2022

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